EXHIBIT 99.1

STRATA Skin Sciences Reports Fourth Quarter and Year End 2019 Financial Results

Recurring revenues grew 12.6% in 2019
Total gross margins increased 6.9% in 2019
Global recurring revenue installed base totaled 830 systems at year end 2019

Conference call and webcast, today at 8:30 am Eastern Time

HORSHAM, Pennsylvania March 17, 2020 -- STRATA Skin Sciences, Inc. (NASDAQ: SSKN) (“STRATA”), a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today reported financial results for the fourth quarter and year ended December 31, 2019.

Full Year and Recent Corporate Highlights
●	Total revenues for the year were $31.6 million, an increase of 5.8% over 2018 revenues.
●	Total global XTRAC® recurring revenues for the year were $23.7 million, an increase of 12.6% over 2018 recurring revenues.
●	Global installed base of recurring revenue XTRAC systems was 830 systems (820 domestic and 10 international) at year end, up 84 systems from 746 systems at the end of 2018.
●	Total gross margins and global recurring gross margins in 2019 were 64.2% and 70.3%, an increase of 6.9% and 5.3%, respectively, from 2018.
●
Net loss was $3.8 million, a decrease of 6%, from $4.0 million in 2018. The net loss in 2019 includes $2.0 million in legal and accounting costs associated with the previously announced and resolved delinquent filings.

●
Non-GAAP Adjusted EBITDA was $3.0 million, a decrease of $0.7 million from $3.7 million in 2018. The non-GAAP adjusted EBITDA was impacted by the $2.0 million in legal and accounting costs discussed above.

Fourth quarter 2019 Financial Highlights
●	Total revenues for the fourth quarter of 2019 were $8.9 million, an increase of 11.2% over fourth quarter 2018 revenues.
●	Total global XTRAC recurring revenues in the fourth quarter of 2019 were $6.6 million up 12.0% over fourth quarter 2018 recurring revenues.
●	Global installed base of recurring revenue XTRAC systems was 830 systems at year end, up 44 systems (36 domestic and 8 international) from 786 at the end of the third quarter of 2019.
●	Average revenue per device in the fourth quarter of 2019 was $7,916, an increase of 0.7% over the fourth quarter of 2018.
●	Total gross margins and global recurring gross margins during the fourth quarter 2019 were 68.8% and 76.5%, an increase of 3.1% and 5.1%, respectively, from fourth quarter of 2018.
●
Cash and cash equivalents and restricted cash as of December 31, 2019 of $15.6 million, a decrease of $0.9 million as compared to December 31, 2018. During 2019 the Company incurred $2.0 million in costs for legal and accounting costs discussed above and in the fourth quarter of 2019, the Company paid $0.7 million, net in connection with its debt refinancing.

“Our double-digit recurring revenue growth, strong organic growth, positive margin trends and growing installed system base caps a tremendous year for our team,” said Dr. Dolev Rafaeli, President and CEO of Strata. “Our unique business model and our direct to consumer advertising have driven rapid adoption by U.S. dermatologists, and we are optimistic of seeing our strong trends continue in 2020 having now expanded our recurring revenue model overseas. Additionally, our strong balance sheet has allowed us to refinance our existing debt at a significant reduction in our cost of capital, and we look forward to leveraging our business model as we seek accretive growth opportunities to augment our growing platform.”

Reported Financial Results

Fourth Quarter 2019

Revenues for the fourth quarter of 2019 were $8.9 million as compared to revenues of $8.0 million for the fourth quarter of 2018. Recurring revenues for the fourth quarter of 2019 were $6.6 million as compared to $5.9 million for the fourth quarter of 2018. Equipment revenues for the fourth quarter of 2019 were $2.3 million as compared to $2.1 million for the fourth quarter of 2018. The increase in recurring revenue was the result of the increase in direct to consumer advertising spend providing increased patient flow to our partner clinics and an increase in the worldwide installed base of 84 placements in 2019.

Gross profit for the fourth quarter of 2019 was $6.1 million, or 68.8% of revenues as compared to $5.3 million, or 65.7% of revenues for the fourth quarter of 2018. Gross profit for recurring revenues for the fourth quarter of 2019 was $5.0 million, or 76.5% of revenues, as compared to $4.2 million, or 71.4% of revenues. The increase in gross profit is the result of lower depreciation on placements and increases in utilization which drives incremental margins on the largely fixed costs of the installed base.

Selling and marketing costs for the fourth quarter of 2019 were $3.1 million, an increase of $0.2 million as compared to the $2.9 million for the fourth quarter of 2018 as a result of higher headcount and direct to consumer advertising. General and administrative costs for the fourth quarter of 2019 were $2.9 million, an increase of $0.7 million as compared to $2.2 million for the fourth quarter of 2018 as a result of higher legal and accounting costs and stock compensation expense. Research and development costs for the fourth quarter 2019 and 2018 were $0.2 million in each period.

Other expense for the fourth quarter of 2019 was $0.5 million as compared to other income of $0.1 for the fourth quarter of 2018 primarily as a result of the loss on extinguishment of debt in the fourth quarter of 2019 and licensing income in the fourth quarter of 2018.

Net loss for fourth quarter was of 2019 was $(0.5) million, or $(0.02) per basic and diluted common share as compared to net income for the fourth quarter of 2018 of $0.3 million or $0.01 per diluted common share.

Full year 2019

Revenues for 2019 were $31.6 million as compared to revenues of $29.9 million for 2018. Recurring revenues for 2019 were $23.7 million as compared to $21.1 million for 2018. Equipment revenues for 2019 were $7.9 million as compared to $8.8 million for 2018.

Gross profit for 2019 was $20.3 million, or 64.2% of revenues as compared to $17.1 million, or 57.3% of revenues for 2018. Gross profit for recurring revenues for 2019 was $16.7 million, or 70.3% of revenues as compared to $13.7 million, or 65.0% of revenues.

Selling and marketing costs for 2019 were $12.0 million, an increase of $1.4 million as compared to the $10.6 million for 2018. General and administrative costs for 2019 were $10.3 million, a decrease of $1.5 million as compared to $8.8 million for 2018. Research and development costs for 2019 were $1.0 million, a decrease of $0.1 million as compared $1.1 million for 2018.

Net loss for 2019 was $(3.8) million, or $(0.11) per basic and diluted common share as compared to $(4.0) million or $(0.15) per diluted common share.

Reconciliation of Non-GAAP Measures

To supplement the Company’s consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted EBITDA.

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation of the GAAP measure of net loss to non-GAAP measures included in this press release is as follows:

	For the Three Months Ended December 31,
	2019	2018
Net (loss) income	$(515)	$285

Adjustments:
Income taxes	(38)	(264)
Depreciation and amortization	1,144	1,254
Interest expense, net	82	212
Non-GAAP EBITDA	673	1,487

Stock-based compensation expense	312	334
Impairment of lasers placed-in-service	30	321
Changes in fair value of warrants	-	(101)
Loss on extinguishment of debt	414	-
Non-GAAP adjusted EBITDA	$1,429	$2,041

	For the Year Ended December 31,
	2019	2018
Net loss	$(3,790)	$(4,033)

Adjustments:
Income taxes	(149)	(264)
Depreciation and amortization	4,821	5,397
Interest expense, net	515	1,142
Non-GAAP EBITDA	1,397	2,242

Stock-based compensation expense	1,195	904
Impairment of lasers placed-in-service	30	321
Loss on extinguishment of debt	414	-
Gain on cancellation of distributor rights agreement	-	(11)
Loss on disposal of property and equipment	-	280
Non-GAAP adjusted EBITDA	$3,036	$3,736

STRATA management will host a conference call with investors today, Tuesday, March 17, 2020, beginning at 8:30 am ET to review these results and answer questions. Shareholders and other interested parties may participate in the conference call using the dial-in and webcast information as follows:
Conference Call Details:

Date:	March 17, 2020
Time:	8:30 am Eastern Time
Toll Free:	877-451-6152
International:	201-389-0879
Israel-local	1 809 406 247
Passcode:	13700112
Webcast:	SSKN Webcast Link

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions.
The Company’s proprietary XTRAC® excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases, which impact over 35 million patients in the United States alone. The technology is covered by multiple patents, including exclusive rights for patents for the delivery of treatments to vitiligo patients.
STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.
The XTRAC® business has used this proven DTC model to grow its domestic dermatology partner network to over 820 clinics, with a worldwide installed base of over 2,000 devices. The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC®, within a 10-mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to generate the growth in its core business, the Company’s ability to develop social media marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions or supply chain interruptions resulting from the corona virus and political factors or conditions affecting the Company and the medical device industry in general, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contacts:

Matthew Hill, Chief Financial Officer	Matthew Picciano, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3200	646-889-1200
ir@strataskin.com	mpicciano@lifesciadvisors.com

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$8,129	$16,487
Restricted cash	7,500	-
Accounts receivable, net	4,386	3,393
Inventories	3,027	2,794
Prepaid expenses and other current assets	513	536
Total current assets	23,555	23,210

Property and equipment, net	5,369	5,301
Operating lease right-of-use assets	1,314	-
Intangible assets, net	7,955	9,765
Goodwill	8,803	8,803
Other assets	347	428
Total assets	$47,343	$47,507

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Note payable	$7,275	$-
Current portion of long-term debt	-	252
Accounts payable	1,880	1,764
Other accrued liabilities	5,134	4,500
Deferred revenues	2,832	2,099
Current portion of operating lease liabilities	313	-
Total current liabilities	17,434	8,615

Long-term liabilities:
Long-term debt, net	-	7,145
Long-term operating lease liabilities	1,078	-
Deferred tax liability	-	111
Other liabilities	178	388
Total liabilities	18,690	16,259

Commitments and contingencies

Stockholders' equity:
Series C Convertible Preferred Stock, $.10 par value, 10,000,000 shares authorized; 2,103 and 9,968 shares issued and outstanding as of December 31, 2019 and 2018, respectively	1	1
Common Stock, $.001 par value, 150,000,000 shares authorized; 32,932,273 and 29,943,086 shares issued and outstanding as of December 31, 2019 and 2018, respectively	33	30
Additional paid-in capital	243,180	241,988
Accumulated deficit	(214,561)	(210,771)
Total stockholders' equity	28,653	31,248
Total liabilities and stockholders’ equity	$47,343	$47,507

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	For the Three Months Ended December 31,
	2019	2018
Revenues, net	$8,898	$7,999
Cost of revenues	2,772	2,743
Gross profit	6,126	5,256
Operating expenses:
Engineering and product development	214	234
Selling and marketing	3,092	2,887
General and administrative	2,877	2,203
	6,183	5,324
Loss from operations	(57)	(68)
Other (expense) income, net:
Interest expense, net	(82)	(212)
Change in fair value of warrant liability	-	101
Loss on extinguishment of debt	(414)	-
Other income, net	-	200
	(496)	89
(Loss) Earnings before income taxes	(553)	21
Income tax benefit	38	264
Net (loss) income	$(515)	$285
(Loss) Earnings attributable to common shares	$(503)	254
(Loss) Earnings attributable to Preferred Series C shares	$(12)	31
(Loss) Earnings per common share:
Basic	$(0.02)	$0.01
Diluted	$(0.02)	$0.01

Loss per Preferred Series C share - basic and diluted	$(5.75)	$3.14

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	For the Year Ended December 31,
	2019	2018
Revenues, net	$31,586	$29,855
Cost of revenues	11,316	12,735
Gross profit	20,270	17,120
Operating expenses:
Engineering and product development	1,002	1,065
Selling and marketing	12,003	10,624
General and administrative	10,275	8,786
	23,280	20,475
Loss from operations	(3,010)	(3,355)
Other (expense) income, net:
Interest expense, net	(515)	(1,142)
Loss on extinguishment of debt	(414)	-
Other income, net	-	200
	(929)	(942)
Loss before income taxes	(3,939)	(4,297)
Income tax benefit	149	264
Net loss	$(3,790)	$(4,033)
Loss attributable to common shares	$(3,597)	$(2,909)
Loss attributable to Preferred Series C shares	$(193)	$(1,124)
Loss per common share:
Basic	$(0.11)	$(0.15)
Diluted	$(0.11)	$(0.15)

Loss per Preferred Series C share - basic and diluted	$(42.24)	$(55.20)

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Year Ended December 31,
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(3,790)	$(4,033)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,503	5,397
Amortization of right-of-use assets	318	-
Provision for doubtful accounts	43	(30)
Gain on cancellation of distributor rights agreement	-	(11)
Impairment of lasers placed-in-service	30	194
Stock-based compensation	1,195	904
Deferred taxes	(111)	(303)
Loss on disposal of property and equipment	-	407
Amortization of deferred financing costs and debt discount	174	157
Changes in operating assets and liabilities:
Accounts receivable	(1,036)	(222)
Inventories	(233)	215
Prepaid expenses and other assets	104	(383)
Accounts payable	116	(513)
Other accrued liabilities	634	1,006
Other liabilities	(210)	(60)
Operating lease liabilities	(241)	-
Deferred revenues	733	171
Net cash provided by operating activities	2,229	2,896

Cash Flows From Investing Activities:
Lasers placed-in-service	(2,676)	(1,749)
Purchases of property and equipment	(115)	(13)
Payments on distributor rights liability	-	(23)
Net cash used in investing activities	(2,791)	(1,785)

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(continued)
(In thousands)

	For the Year Ended December 31,
Cash Flows From Financing Activities:	2019	2018
Proceeds from issuance of common stock	$-	$17,000
Offering costs	-	(2,336)
Repayments of long-term debt	(7,571)	(3,000)
Proceeds (payments) on notes payable	7,275	(357)
Net cash (used in) provided by financing activities	(296)	11,307

Net (decrease) increase in cash and cash equivalents and restricted cash	(858)	12,418
Cash and cash equivalents, beginning of period	16,487	4,069

Cash and cash equivalents and restricted cash, end of period	$15,629	$16,487
Cash and cash equivalents	$8,129	$16,487
Restricted cash	7,500	-
	$15,629	$16,487